Exhibit 4.1


                                  SUPPLEMENT
                                      TO
                               SERIES SUPPLEMENT
           CORPORATE BACKED TRUST CERTIFICATES SERIES 2002-12 TRUST

                  THIS SUPPLEMENT, dated as of June 21, 2002 (this "Supplement"), to the Series Supplement dated as of June 18, 2002 (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor"), and U.S. Bank Trust National Association, as the trustee (the "Trustee" and, together with the Depositor, the "Parties"), with respect to the Corporate Backed Trust Certificates Series 2002-12 Trust, which supplements the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms" and, together with the Series Supplement, the "Trust Agreement"), between the Depositor and the Trustee.


                             W I T N E S S E T H:

                  WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates Series 2002-12;


                  WHEREAS, the Parties desire to cause the Trust to issue an additional 509,269 Certificates with an initial aggregate Certificate Principal Amount of $12,731,725; and


                  WHEREAS, Section 10.01 of the Standard Terms and Section 14 of the Series Supplement permit the amendment of the Series Supplement upon the terms and conditions specified therein, and the Parties desire to so amend the Series Supplement.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


         1. Definitions. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Trust Agreement.

         2. Issuance of Additional Certificates. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $20,000,000 of Underlying Securities and the Trust hereby issues an additional 509,269 Certificates with an initial aggregate Certificate Principal Amount of $12,731,725 (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis.


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         3. Effect of Supplement. Except as supplemented hereby, the Series
Supplement is ratified and confirmed and continues in full force and effect.

         4. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

         5. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

         6. Headings. The headings of Sections contained in this Amendment are provided for convenience only. They form no part of this Amendment or the Series Supplement and shall not affect the construction or interpretation of this Amendment or Series Supplement or any provisions hereof or thereof.


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Series Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.




                                LEHMAN ABS CORPORATION,
                                  as Depositor



                                By:  /s/ Rene Canezin
                                   ------------------------
                                   Name:  Rene Canezin
                                   Title:  Senior Vice President


                                U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   not in its individual capacity
                                   but solely as Trustee on behalf
                                   of the Corporate Backed Trust Certificates,
                                   Series 2002-12 Trust



                                By:  /s/ David Kolibachuk
                                     ----------------------------
                                     Name:  David Kolibachuk
                                     Title:  Vice President




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